                                                                     EXHIBIT 1.2
                                GTE CORPORATION

                            UNDERWRITING AGREEMENT

        GTE Corporation, a New York corporation (the "Company"), proposes to issue and sell $___,000,000 aggregate principal amount of its ___% Junior Subordinated Deferrable Interest Debentures, Series ___, Due _____ (the "New Debentures"). Subject to the terms and conditions set forth or incorporated by reference herein, the Company agrees to sell and the underwriters named in Schedule A attached hereto (the "Underwriters") agree to purchase the New Debentures at ___% of their principal amount, plus accrued interest from ___________ to the date of payment for the New Debentures and delivery thereof. Interest on the New Debentures will be payable semi-annually on June 30 and December 31, commencing __________. [The New Debentures will be reoffered to the public at ____% of their principal amount.

        All the provisions contained in the Company's Standard Underwriting Agreement Provisions (June, 1994 Edition) (the "Standard Underwriting Agreement Provisions") annexed hereto shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein.

REDEMPTION PROVISIONS:

        [The New Debentures will not be redeemable prior to maturity.]

                                      OR

        [The redemption price applicable to redemptions to and including _______ (the "initial regular redemption price") will be the initial public offering price as defined below plus the rate of interest on the New Debentures; the redemption price during the twelve month period beginning _______ and during the twelve month periods beginning on each __________ thereafter through the twelve month period ended _______ will be determined by reducing the initial regular redemption price by an amount determined by multiplying (a) 1/__ of the amount by which such initial regular redemption price exceeds 100% by (b) the number of such full twelve month periods which shall have elapsed between _________ and the date fixed for redemption; and thereafter the redemption prices during the twelve month periods beginning _________ shall be 100%; provided, however, that all such prices will be specified to the nearest 0.01% or if there is no nearest 0.01%, then to the next higher 0.01%.

        For the purpose of determining the redemption prices of the New Debentures, the initial public offering price of the New Debentures shall be the price, expressed in percentage of principal amount (exclusive of accrued interest), at which the New Debentures are to be initially offered for sale to the public; if there is not a public offering of the New Debentures, the initial public offering price of the New Debentures shall be deemed to be the price, expressed in percentage of principal amount (exclusive of accrued interest), to be paid to the Company by the Underwriters.

        None of the New Debentures may be called for redemption at the option of the Company prior to ____________ if such redemption is for the purpose or in anticipation of refunding any New Debentures by the application, directly or indirectly, of funds borrowed by the Company at an annual cost of money (calculated in accordance with generally accepted financial practice) less than the annual cost of money to the Company resulting from the sale of the New Debentures to the Underwriters. (If Applicable)]

CLOSING:

        The Underwriters agree to pay for the New Debentures in New York Clearing House (next day) funds upon delivery of such New Debentures at 10:00 A.M. (New York City time) on _________ (the "Closing Date") or at such other time, not later than the seventh full business day thereafter, as shall be agreed upon by the Company and the Underwriters or the firm or firms designated as the representative or representatives, as the case may be, of the Underwriters (the "Representative").

RESALE:

        [The Underwriters represent that they intend to resell the New Debentures, and therefore the provisions applicable to Reselling Underwriters in the Standard Underwriting Agreement Provisions will be applicable.]

                                      OR

        [The Underwriters represent that they do not intend to resell the New Debentures, and therefore the provisions applicable to Reselling Underwriters in the Standard Underwriting Agreement Provisions will not be applicable.]

        In witness whereof, the parties have executed this Underwriting Agreement this ___ day of _________.


                                        [Names of Underwriters or
                                        Representative]


                                        By______________________________
                                          Title:


                                        GTE CORPORATION


                                        By______________________________
                                          Title:

                                  SCHEDULE A

        The names of the Underwriters and the principal amount of New Debentures which each respectively offers to purchase are as follows:

                                      Principal
                                       Amount
                                       of New
Name                                 Debentures
- ----                               --------------
                                   $














                                   --------------
Total.......................       $___,000,000

                                GTE CORPORATION





                  STANDARD UNDERWRITING AGREEMENT PROVISIONS

                             (June, 1994 Edition)

        GTE Corporation, a New York corporation (the "Company"), may enter into one or more underwriting agreements providing for the sale of junior subordinated debentures to the underwriter or underwriters named therein (the "Underwriters"). The standard provisions set forth herein will be incorporated by reference in any such underwriting agreement ("Underwriting Agreement"). The Underwriting Agreement, including these Standard Underwriting Agreement Provisions incorporated therein by reference, is hereinafter referred to as "this Agreement". Unless otherwise defined herein, terms used in this Agreement that are defined in the Underwriting Agreement have the meanings set forth therein.

                I.  SALE OF THE JUNIOR SUBORDINATED DEBENTURES

        The Company proposes to issue one or more series of junior subordinated debentures pursuant to the provisions of an Indenture dated as of June 1, 1994, between the Company and The Bank of New York, as Trustee (the "Trustee"), as amended by the ________ Supplemental Indenture dated as of ________ __, 1994 (the Indenture as so supplemented, is hereinafter referred to as the "Indenture"). Pursuant to such Supplemental Indenture, the Company will designate the title of each series, aggregate principal amount, date or dates of maturity, dates for payment and rate of interest, redemption dates, prices, obligations and restrictions, if any, and any other terms with respect to each such series.
        The Company has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), registration statement No. 33-53495 relating to $1,000,000,000 of the Company's junior subordinated debentures (the amount remaining unsold thereunder, from time to time, is hereinafter referred to as the "Debentures"), including a prospectus relating to the Debentures, and has filed with, or transmitted for filing to, the Commission (or will promptly after the sale so file or transmit for filing) a prospectus supplement specifically relating to a particular series of Debentures (such particular series being hereinafter referred to as the "New Debentures") pursuant to Rule 424(b) under the Act ("Rule 424(b)"). The term "Registration Statement" means the registration statement referred to herein, as amended to the date of the Purchase Agreement. The term "Basic Prospectus" means the prospectus relating to the Debentures included in the Registration Statement. The term "Preliminary Prospectus" means the Basic Prospectus as supplemented by a preliminary prospectus supplement included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Act. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to the New Debentures, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b). As used herein, the terms "Registration Statement", "Basic Prospectus", "Preliminary Prospectus" and "Prospectus" shall include in each case the material, if any, incorporated by reference therein.

                 II.  UNDERWRITERS' REPRESENTATIONS AND RESALE

        Each Underwriter represents and warrants that information furnished in writing to the Company expressly for use with respect to the New Debentures will not contain any untrue statement of a material fact and will not omit any material fact in connection with such information necessary to make such information not misleading.

        If the Underwriters advise the Company in the Underwriting Agreement that they intend to resell the New Debentures, the Company will assist the Underwriters as hereinafter provided. The terms of any such resale will be set forth in the Prospectus. The provision of Paragraphs D and E of Article VI and Articles VIII, IX and X of this Agreement apply only to Underwriters that have advised the Company of their intention to resell the New Debentures ("Reselling Underwriters"). All other provisions apply to any Underwriter including a Reselling Underwriter.

                                 III.  CLOSING

        The closing will be held at the office of GTE Service Corporation, 5th Floor, One Stamford Forum, Stamford, Connecticut 06904 on the Closing Date. Concurrent with the delivery of the New Debentures to the Underwriters or to the Representative for the account of each Underwriter, payment of the full purchase price of the New Debentures shall be made by certified or official bank check or checks in New York Clearing House (next day) funds, payable to the Company or its order, at The Bank of New York, Attention: Corporate Trust Department. Upon notification to the Company of receipt of such check by The Bank of New York, such check shall be deemed to be delivered at the closing. The New Debentures shall be in the form of temporary or definitive fully-registered New Debentures in denominations of One Thousand Dollars ($1,000) or any integral multiple thereof, registered in such names as the Underwriters or the Representative shall request not less than three business days before the Closing Date. The Company agrees to make the New Debentures available to the Underwriters or the Representative for inspection at the office of The Depository Trust Company, New York, New York, at least twenty-four hours prior to the time fixed for the delivery of the New Debentures on the Closing Date.

                  IV.  CONDITIONS TO UNDERWRITERS' OBLIGATIONS

        The respective obligations of the Underwriters hereunder are subject to the following conditions:

        (A) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Company (including all of its subsidiaries taken as a whole) has not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company (including all of its subsidiaries taken as a whole) or any material adverse change in or affecting the business, properties, business prospects, position (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth in or contemplated by the Prospectus; and the Underwriters or the Representative shall have received on the Closing Date the customary form of compliance certificate, dated the Closing Date and signed by the President or a Vice President of the Company, including the foregoing. The officer executing such certificate may rely upon the best of his or her knowledge as to proceedings pending or threatened.

        (B) The Underwriters or the Representative shall have received on the Closing Date an opinion of Michael T. Masin, Vice Chairman and Acting General Counsel of the Company, dated the Closing Date, substantially in the form set forth in Exhibit A hereto.

        (C) The Underwriters or the Representative shall have received on the Closing Date an opinion of Milbank, Tweed, Hadley & McCloy, counsel for the Underwriters, dated the Closing Date, substantially in the form set forth in Exhibit B hereto.

        (D) The Underwriters or the Representative shall have received on the Closing Date an opinion of Sullivan & Cromwell, special tax counsel for the Company, confirming their opinion as to tax matters set forth in the Prospectus.

        (E) The Underwriters or the Representative shall have received on the date of this Agreement and on the Closing Date a letter from Arthur Andersen & Co., independent public accountants for the Company, dated as of a date not more than five business days prior to the Closing Date, to the effect set forth in Exhibit C hereto.

                    V.  CONDITIONS TO COMPANY'S OBLIGATIONS

        The obligations of the Company hereunder are subject to the following conditions:

        (A) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission.

        (B) The Company shall have received on the Closing Date the full purchase price of the New Debentures purchased hereunder.

                         VI.  COVENANTS OF THE COMPANY

        In further consideration of the agreements contained herein of the Underwriters, the Company covenants to the several Underwriters as follows:

        (A) To furnish to the Underwriters or the Representative a copy of the Registration Statement including materials, if any, incorporated by reference therein and, during the period mentioned in (D) below, to supply as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Underwriters or the Representative may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by the Company with the Commission subsequent to the effective date of the Registration Statement, or the date of the Basic Prospectus, as the case may be, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are deemed to be incorporated by reference therein.

        (B) For a period of five years, unless all of the New Debentures shall be sooner retired, to deliver to any Underwriter who may so request, as soon as practicable after the end of each fiscal year, a consolidated balance sheet of the Company as of the end of such year and related consolidated statements of income, reinvested earnings and changes in financial position for such year, all as examined by independent public accountants, and to deliver to any Underwriter upon request, as soon as practicable after the end of each of the first three quarterly periods of each year a Form 10-Q of the Company as filed with the Commission.

        (C) Before amending or supplementing the Registration Statement or the Prospectus with respect to the New Debentures, to furnish to any Underwriter or the Representative, and to counsel for the Underwriters, a copy of each such proposed amendment or supplement.

        The covenants in Paragraphs (D) and (E) apply only to Reselling
Underwriters:

        (D) If in the period after the first date of resale of the New Debentures during which, in the opinion of counsel for the Reselling Underwriters, the Prospectus is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make a statement therein, in light of the circumstances when the Prospectus is delivered to a subsequent purchaser, not materially misleading, or if it is otherwise necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense (unless such amendment shall relate to information furnished by the Underwriters or the Representative by or on behalf of the Underwriters in writing expressly for use in the Prospectus), to the Reselling Underwriters, the number of copies requested by the Reselling Underwriters or the Representative of either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a subsequent purchaser, be misleading or so that the Prospectus will comply with law.

        (E) To use its best efforts to qualify the New Debentures for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters or the Representative shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection therewith and in connection with the determination of the eligibility of the New Debentures for investment under the laws of such jurisdictions as the Underwriters or the Representative may designate; provided, however, that the Company, in complying with the foregoing provisions of this paragraph, shall not be required to qualify as a foreign company or to register or qualify as a broker or dealer in securities in any jurisdiction or to consent to service of process in any jurisdiction other than with respect to claims arising out of the offering or sale of the New Debentures, and provided further that the Company shall not be required to continue the qualification of the New Debentures beyond one year from the date of the sale of the New Debentures.

              VII.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the several Underwriters that (i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Basic Prospectus, the Preliminary Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations thereunder, (ii) each part of the Registration Statement filed with the Commission pursuant to the Act relating to the New Debentures, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) on the effective date of the Registration Statement, the date the Preliminary Prospectus is filed pursuant to Rule 424(a), the date the Prospectus is filed pursuant to Rule 424(b) and at all times subsequent to and including the Closing Date, the Registration Statement, the Preliminary Prospectus and the Prospectus, as amended or supplemented, if applicable, complied or will comply in all material respects with the Act and the applicable rules and regulations thereunder, (iv) on the effective date of the Registration Statement, the Registration Statement did not contain, and as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, on the date the Preliminary Prospectus, or any amendment or supplement thereto, is filed pursuant to Rule 424(a), the Preliminary Prospectus will not contain any untrue statement of a material fact necessary in order to make the statements therein not misleading, and on the date the Prospectus, or any amendment or supplement thereto, is filed pursuant to Rule 424(b) and on the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement, the Preliminary Prospectus or the Prospectus based upon information furnished to the Company by any Underwriter or the Representative by or on behalf of any Underwriter in writing expressly for use therein or to statements or omissions in the Statement of Eligibility of the Trustee under the Indenture,
(v) the consummation of any transaction herein contemplated will not result in a breach of any of the terms of any agreement or instrument to which the Company is a party, and (vi) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

                            VIII.  INDEMNIFICATION

        The Company agrees to indemnify and hold harmless each Reselling Underwriter and each person, if any, who controls such Reselling Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus (if used within the period set forth in Paragraph
(D) of Article VI hereof, and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company by any Reselling Underwriter or the Representative by or on behalf of any Reselling Underwriter in writing expressly for use therein or by any statement or omission in the Statement of Eligibility of the Trustee under the Indenture.

        Each Reselling Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Reselling Underwriter, but only with reference to information relating to said Reselling Underwriter furnished to the Company in writing by the Reselling Underwriter or the Representative by or on behalf of said Reselling Underwriter expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus.

        In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person or persons against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

        If the indemnification provided for in this Article VIII is unavailable to an indemnified party under the first or second paragraph hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Reselling Underwriters on the other from the offering of the New Debentures or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Reselling Underwriters on the other in connection with the statement or omission that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Reselling Underwriters on the other in connection with the offering of the New Debentures shall be deemed to be in the same proportion as the total net proceeds from the offering of the New Debentures received by the Company bear to the total commissions, if any, received by all of the Reselling Underwriters in respect thereof. If there are no commissions allowed or paid by the Company to the Reselling Underwriters in respect of the New Debentures, the relative benefits received by the Reselling Underwriters in the preceding sentence shall be the difference between the price received by such Reselling Underwriters upon resale of the New Debentures and the price paid for the New Debentures pursuant to the Underwriting Agreement. The relative fault of the Company on the one hand and of the Reselling Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Reselling Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                 IX.  SURVIVAL

        The indemnity and contribution agreements contained in Article VIII and the representations and warranties of the Company contained in Article VII of this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by any

Reselling Underwriter or on behalf of any Reselling Underwriter or any person controlling any Reselling Underwriter and (iii) acceptance of and payment for any of the New Debentures.

                   X.  TERMINATION BY RESELLING UNDERWRITERS

        At any time prior to the Closing Date this Agreement shall be subject to termination in the absolute discretion of any Reselling Underwriter, by notice given to the Company, if (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iii) minimum prices shall have been established on the New York Stock Exchange by Federal or New York State authorities or (iv) any outbreak or escalation of hostilities involving the United States or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to proceed with the delivery of the New Debentures on the terms and in the manner contemplated by the Prospectus.

                       XI.  TERMINATION BY UNDERWRITERS

        If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason, (other than those set forth in Article V) the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by such Underwriters in connection with the New Debentures. Except as provided herein, the Underwriters shall bear all of their expenses, including the fees and disbursements of counsel.

                      XII.  SUBSTITUTION OF UNDERWRITERS

        If for any reason any Underwriter shall not purchase the New Debentures it has agreed to purchase hereunder, the remaining Underwriters shall have the right within 36 hours to make arrangements for the purchase of such New Debentures hereunder. If they fail to do so, the Company shall have the right within a further period of 36 hours to make arrangements satisfactory to the Underwriters or the Representative for the puchase of such New Debentures hereunder. If, after giving effect to any arrangements for the purchase of the New Debentures as set forth in the preceding sentences, the aggregate number of New Debentures which remains unpurchased does not exceed one-eleventh of the aggregate number of New Debentures set forth in Schedule A hereto, then the amounts of New Debentures that the remaining Underwriters are obligated, severally, to purchase under this Agreement shall be increased in the proportions which the total amount of New Debentures which they have respectively agreed to purchase bears to the total amount of New Debentures which all non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Underwriters may specify to absorb such unpurchased New Debentures. If after giving effect to any arrangements for the purchase of the New Debentures as set forth in the first two sentences of this Article XII, the aggregate number of New Debentures which remains unpurchased exceeds one-eleventh of the aggregate number of New Debentures set forth in Schedule A hereto, then the Company shall have the right either to elect to consummate the sale except as to any such unpurchased New Debentures so remaining. In any such cases, either the Underwriters or the Representative or the Company shall have the right to postpone the Closing Date for not more than seven business days to a mutually acceptable date. If the Company shall not elect to so consummate the sale and any unpurchased New Debentures remain for which no satisfactory substitute Underwriter is obtained in accordance with the above provisions, then this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any New Debenture under this Agreement. No provision in this paragraph shall relieve any defaulting Underwriter of liability to the Company for damages occasioned by such default.

                             XIII.  MISCELLANEOUS

        This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York.

                                                                       EXHIBIT A

                                 LETTERHEAD OF

                               Michael T. Masin
                   Vice Chairman and Acting General Counsel
                               ________________

                              _____________, 199_

and the other Underwriters named in
the Underwriting Agreement dated _________ ,
199_, between GTE Corporation
and such Underwriters

Re:  GTE Corporation
     ___% Junior Subordinated Deferrable Interest Debentures, Series _, Due____

Dear Sirs:

        I have been requested by GTE Corporation, a New York corporation ("GTE" or the "Company"), as its Vice Chairman and Acting General Counsel to furnish you with my opinion pursuant to an Underwriting Agreement dated ______, 199_ (the "Agreement") between you and the Company, relating to the purchase and sale of $ ___,000,000 aggregate principal amount of its __% Junior Subordinated Deferrable Interest Debentures, Series _, Due ___ (the "New Debentures").

        In this connection I have examined  among other things:

        (a) The Restated Certificate of Incorporation of the Company, as amended, and the by-laws, each as presently in effect;

        (b) A copy of the Indenture dated as of June 1, 1994, between the Company and The Bank of New York, as Trustee (the "Trustee") as supplmented by a ________ Supplemental Indenture dated as of ________, 1994 (the Indenture as so supplemented is hereinafter referred to as the "Indenture"), under which the New Debentures are being issued;

        (c) the forms of the New Debentures set forth in the ________ Supplemental Indenture;

        (d) The records of the corporate proceedings of the Company relating to the authorization, execution and delivery of the Indenture;

        (e) The records of the corporate proceedings of the Company relating to the authorization, execution and delivery of the Agreement;

        (f) The record of all proceedings taken by the Company relating to the registration of the New Debentures under the Securities Act of 1933, as amended (the "Act"), and qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA"), particularly the Registration Statement (File No. 33-53495), including the form of prospectus contained therein (unless the context shall otherwise require, the Registration Statement as amended is hereinafter called the "Registration Statement", the preliminary prospectus dated _____, together with the preliminary prospectus supplement dated ____ relating to the New Debentures in the form filed under Rule 424(a) of the Act, is hereinafter called the "Preliminary Prospectus" and the prospectus dated _____, together with the prospectus supplement dated _____ relating to the New Debentures in the form filed under Rule 424(b) of the Act, is hereinafter called the "Prospectus"); and

        (g) Certain documents filed by the Company under the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), which are incorporated by reference in the Prospectus (the "Incorporated Documents").

        On the basis of my examination of the foregoing and of such other documents and matters as I have deemed necessary as the basis for the opinions hereinafter expressed, I am of the opinion that:

       (1) GTE has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, with all corporate power and authority to own its properties and conduct its business as described in the Prospectus;

       (2) The Indenture and the New Debentures to be issued thereunder, have been duly authorized; the Indenture has been duly qualified under the Trust Indenture Act, and has been duly executed and delivered and constitutes, and the New Debentures, when duly executed and authenticated in accordance with the Indenture and issued and delivered under the circumstances provided in the Prospectus, will constitute, valid and legally binding obligations of GTE enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights and remedies generally, as from time to time in effect, and by applicable principles of equity and considerations of public policy (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Indenture conforms and the New Debentures, when duly executed, authenticated, issued and delivered, will conform to the descriptions thereof in the Prospectus;

       (3) GTE has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other United States jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification, except where the failure to so qualify would not result in any material adverse change in or affecting the business, properties, business prospects, position (financial or otherwise) or results of operations of GTE and its subsidiaries taken as a whole;

       (4) This Agreement has been duly authorized, executed and delivered by GTE;

       (5) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the New Debentures or the consummation by GTE of the transactions contemplated herein, except registration under the Act of the New Debentures and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the New Debentures by the Underwriters;

       (6) The documents incorporated by reference in the Preliminary Prospectus and the Prospectus (other than the financial statements, related schedules and other financial and statistical data therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they become effective or were so filed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

       (7) The Registration Statement, the Preliminary Prospectus and the Prospectus and any further amendments and supplements thereto (other than the financial statements and related schedules and financial and statistical data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto (other than the financial statements, related schedules and other financial and statistical data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of their respective dates, the Preliminary Prospectus, the Prospectus or any further amendment or supplement thereto (other than the financial statements and related schedules and financial and statistical data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that, as of the Closing Date, either the Registration Statement or the Prospectus or any further amendment or supplement thereto (other than the financial statements and related schedules and financial and statistical data therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed.

                                                                       EXHIBIT B

                        MILBANK, TWEED, HADLEY & McCLOY
                            1 Chase Manhattan Plaza
                           New York, New York 10005



____________, 1994


                                GTE CORPORATION

       $___,000,000 __% Junior Subordinated Deferrable Interest Debentures,
                               Series _, Due ____





and the other several Underwriters
referred to in the Underwriting Agreement dated _______________________, among such
Underwriters and GTE Corporation

Dear Sirs:

        We have been designated by GTE Corporation (the "Company") as counsel for the underwriters of $___,000,000 aggregate principal amount of its __% Junior Subordinated Deferrable Interest Debentures, Series _, Due ____ (the "New Debentures"). Pursuant to such designation and the terms of an Underwriting Agreement dated ___________, relating to the New Debentures (the "Underwriting Agreement"), entered into by you with the Company, we have acted as your counsel in connection with your several purchases this day from the Company of the New Debentures, which are issued under an Indenture dated as of June 1, 1994, between the Company and The Bank of New York, as trustee (the "Trustee") as supplmented by a ________ Supplemental Indenture, dated as of ________, 1994, (the Indenture, as so supplmented, is hereinafter referred to as the "Indenture").

        We have reviewed originals, or copies certified to our satisfaction, of such corporate records of the Company, indentures, agreements and other instruments, certificates of public officials and of officers and representatives of the Company, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and statements contained in the Registration Statement hereinafter mentioned.

        In addition, we attended the closing held today at the offices of GTE Service Corporation, One Stamford Forum, Stamford, Connecticut, at which the Company caused the New Debentures to be delivered to your representatives at The Depository Trust Company, 55 Water Street, New York, New York, for your several accounts, against payment therefor.

        On the basis of the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that:

        1. The Company is a validly existing corporation, in good standing, under the laws of the State of New York.

        2. The Underwriting Agreement has been duly authorized, executed and delivered by and on behalf of the Company.

        3. The Indenture has been duly authorized, executed, and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforceability of creditors' rights. The enforceability of the Indenture is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

        4. The New Debentures have been duly authorized and conform as to legal matters in all substantial respects to the description thereof contained in the Registration Statement, the Preliminary Prospectus and Prospectus hereinafter mentioned. The New Debentures (assuming due execution thereof by the Company and due authentication and delivery by the Trustee) have been duly issued for value by the Company and (subject to the qualifications stated in paragraph 3 above) constitute legal, valid and binding obligations of the Company, and are entitled to the benefits afforded by the Indenture in accordance with the terms of the Indenture and of the New Debentures.

        5. On the basis of information received by the Company from the Securities and Exchange Commission (the "Commission"), Registration Statement No. 33-____ with respect to the New Debentures filed with the Commission pursuant to the Securities Act of 1933, as amended (the "Act"), became effective under the Act on _______, and the Prospectus dated ______, as supplemented by the Prospectus Supplement dated ______ (collectively, the "Prospectus"), became lawful for use for the purposes specified in the Act, in connection with the offer for sale and sale of the New Debentures in the manner therein specified, subject to compliance with the provisions of securities of Blue Sky laws of certain States in connection with the offer for sale or sale of the New Debentures in such States. The term "Preliminary Prospectus" means any preliminary prospectus or preliminary prospectus as supplemented by a preliminary prospectus supplement included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Act. To the best of our knowledge, the Registration Statement remains in effect at this date.

        6. The Registration Statement, the Preliminary Prospectus and the Prospectus (except any financial statements or other financial data contained or incorporated by reference therein, as to which no opinion is expressed) comply as to form in all material respects with the relevant requirements of the Act and the applicable rules and regulations of the Commission thereunder.

        We are members of the bar of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America.

        The Registration Statement was filed on Form S-3 under the Act and, accordingly, the Preliminary Prospectus and the Prospectus do not necessarily contain a current description of the Company's business and affairs, since Form S-3 provides for the incorporation by reference of certain documents filed with the Commission which contain descriptions as of various dates. We participated in conferences with counsel for, and representatives of, the Company in connection with the preparation of the Registration Statement, the Preliminary Prospectus and Prospectus and we have reviewed certain documents filed by the Company under the Exchange Act, which are incorporated by reference in the Preliminary Prospectus and the Prospectus (such documents as have been filed prior to the effective date of the Registration Statement and listed in the Preliminary Prospectus and the Prospectus as being incorporated by reference are herein called the "Incorporated Documents"). In connection with our participation in the preparation of the Registration Statement, the Preliminary Prospectus and the Prospectus, we have not independently verified the accuracy, completeness or fairness of the statements contained therein or in the Incorporated Documents, and the limitations inherent in the review made by us and the knowledge available to us are such that we are unable to assume, and we do not assume, any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Incorporated Documents, except as otherwise specifically stated herein. None of the foregoing disclosed to us any information which gave us reason to believe that the Registration Statement, the Preliminary Prospectus, the Prospectus or the Incorporated Documents, considered as a whole on the effective date of the Registration Statement and on the date hereof, contained or contain any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. We express no opinion as to any document filed by the Company under the Securities and Exchange Act of 1934, whether prior or subsequent to such effective date, except to the extent that such documents are Incorporated Documents read together with the Registration Statement, the Preliminary Prospectus or the Prospectus and considered as a whole, nor do we express any opinion as to the financial statements or other financial data included in or omitted from, or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Incorporated Documents.

                                               Very truly yours,


                                               MILBANK, TWEED, HADLEY & McCLOY

                                                                       EXHIBIT C

                   LETTER OF INDEPENDENT PUBLIC ACCOUNTANTS

        The letter of independent public accountants for the Company to be delivered pursuant to Article IV, paragraph (E) of the document entitled Standard Purchase Agreement Provisions, June, 1994 Edition, shall be to the effect that:

       (i) They are independent certified public accountants with respect to GTE and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

       (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, prospective financial statements and/or pro forma financial information) included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; to the extent required, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of GTE for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives");

       (iii) The unaudited selected income statement data and balance sheet data for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in GTE's Annual Reports on Form 10-K for such fiscal years;

       (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of GTE and its subsidiaries, inspection of the minute books of GTE and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of GTE and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

            (A) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in GTE's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in GTE's Annual Report on Form 10-K for the most recent fiscal year;

            (B) any other unaudited income statement data and balance sheet data included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in GTE's Annual Report on Form 10-K for the most recent fiscal year;

            (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet data included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in GTE's Annual Report on Form 10-K for the most recent fiscal year;

            (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

            (E) as of the date of the latest available interim financial statements, there have been any changes in the consolidated equity (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated short-term debt or long-term debt of GTE and its subsidiaries, or any decreases in consolidated net assets or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

            (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) whether there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

            (G) as of a specified date not more than five days prior to the date of such letter there have been any changes in the consolidated equity (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated short-term debt or, long-term debt of GTE and its subsidiaries, or any decreases in consolidated net assets or or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and


            (H) for the period from the date of the latest available interim financial statements referred to in Clause (E) to the specified date referred to in Clause (G) whether there were any material decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any material increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

       (v) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of GTE and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of GTE and its subsidiaries and have found them to be in agreement.

  All references in this Exhibit C to the Prospectus shall be deemed to refer to the Basic Prospectus (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Underwriting Agreement for purposes of such letter and to the Prospectus (including the documents incorporated by reference therein) in relation to the New Debentures for purposes of the letter delivered on the Closing Date.
                                       2